Exhibit 99.1 1st Quarter 2024 Investment Thesis May 7, 2024

Slides 5 — 15 Executive Summary

3 Forward-Looking Statements These materials contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "should," “would,” and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the expected cost savings, synergies and other financial benefits from the merger (the “Merger”) between Old National and CapStar Financial Holdings, Inc. (“CapStar”) not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses and the success of revenue-generating and cost reduction initiatives; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; political and economic uncertainty and instability; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in these materials; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. These forward-looking statements are made only as of the date of these materials and are not guarantees of future results, performance or outcomes, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of these materials.

4 Non-GAAP Financial Measures The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this financial review. The Company presents EPS, the efficiency ratio, return on average common equity, return on average tangible common equity, and net income applicable to common shares, all adjusted for certain notable items. These items include gain on sale of Visa Class B restricted shares, distribution of excess pension assets expense, FDIC special assessment expense, contract termination charges, merger-related charges associated with completed and pending acquisitions, debt securities gains/losses, expenses related to the tragic April 10, 2023 event at our downtown Louisville location ("Louisville expenses"), and property optimization charges. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes. The Company presents adjusted noninterest expense, which excludes distribution of excess pension assets expense, FDIC special assessment expense, contract termination charges, merger-related charges, property optimization charges, Louisville expenses, as well as adjusted noninterest income, which excludes the gain on sale of Visa Class B restricted shares and debt securities gains/losses. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

5 Corporate Strategy Old National’s primary strategic objective is to be a top quartile performing “basic bank” that is a primary, trusted partner to our clients in the communities we serve, and a highly respected, highly valued employer that continually empowers our team members to grow, develop and succeed. Granular & Diversified Loan Portfolio Execute with Relentless Focus and Win in our Key Markets Strong Credit Culture Quality, Low-Cost Deposit Base Proven Acquirer Diversified Revenue Streams Drive Long- Term Shareholder Value

Snapshot of Old National

Summary[1,2]

Headquarters	Evansville, IN
Market Cap	$5,075
P/ TBV	156%
Dividend Yield	3.2%
LTM Average Daily Volume (Actual)	2,094,691
Total Assets	$49,535
Wealth Assets Under Management	$29,034

Company Description[5]

- 6th largest commercial bank headquartered in Midwest - top 30 banking company based in the U.S. by assets
    - 281 branches and 374 ATMs

Key Financial Metrics[2]

Cost of Total Deposits	201 bps
Cycle to Date Total Deposit Beta	38%
Insured deposits to Total Deposits[4]	>70%
Loan-to-Deposit Ratio[3]	89%
Price / Tangible Book Value	$11.10
Efficiency Ratio As Reported/ Adjusted[2]	58.3% / 53.4%
Net Charge-Offs / Average Loans, excluding PCD	0.07%
30-89 Day Delinquent Loans	0.16%
Non-Performing Loans / Total Loans	0.98%
Tangible Common Equity to Tangible Assets	6.9%
ROATCE As Reported / Adjusted[6]	14.9% / 16.7%

Loan Mix[2,3]



Consumer 8%
CRE Non-Owner Occupied 32%
Residential Real Estate 20%
C&I 29%
CRE Owner Occupied 11%

Deposit Mix[4]



Time 16%
Money Market 27%
Demand 25%
Savings 13%
NOW 19%

$ in millions, except as noted [1] Market data as of 5/6/2024 [2] As of or for the quarter ended 3/31/2024 [3] Includes loans held for sale
[4] Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.7 billion of collateralized or otherwise insured deposits. [5] Includes CapStar [6] Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation
P / TBV - price to tangible book value PCD - purchased credit deteriorated ROATCE - return on average tangible common equity

OLD NATIONAL BANCORP | 6

7 Financial data as of or for the quarter ended 3/31/2024, except as noted 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.7 billion of collateralized or otherwise insured deposits 3 Includes loans held-for-sale ROATCE - Return of average tangible common equity CET1 - common equity tier 1 RWA - risk-weighted assets TBV - tangible book value AOCI - accumulated other income PCD - purchased credit deteriorated The Best of Offense and Defense OFFENSE Top quartile 1Q2024 financial metrics • 16.7% Adj. ROATCE1 • 53.4% Adj. Efficiency. Ratio1 Ample liquidity and capital • >70% of insured deposits to total deposits2 • 89% loan-to-deposit ratio3 • 10.76% CET1 capital to RWA • TBV1 up 11% YoY DEFENSE Quality, peer-lending deposit franchise • Growth in total deposits of 5% annualized • Low total deposit costs of 201 bps • Cycle-to-date total deposit beta of 38% • 73% of core deposits have tenure >5 years • YOY growth in total deposits of 8% Strong credit culture • Well-reserved — 100% weighted Moody’s S3 scenario • $346 million allowance for credit losses, or 1.03% of total loans, includes ~4% reserve on PCD loans • Additionally, $75 million of discount on acquired loans • Granular and diversified loan portfolio • Low net charge-offs of 7 bps, excluding PCD loans

8 0.27% 1.89% 0.32% 6.19% 3-Year 15-Year 74% 80% 87% 88% 76% Lower Quartile Average Upper Quartile Peer Max ONB 3 and 15-Year Cumulative NCOs / Avg. Loans2Risk-Weighted Assets / Total Assets1 ONB Peer Average Financial data as of or for the quarter ended 3/31/2024, except as noted 1 Peer Group data per S&P Capital IQ Pro as 12/31/2023 2 Peer Group data per S&P Capital IQ Pro as of full years 2022-2024 for 3-Year and 2010-2024 for 15-Year NCOs - net charge-offs Low-Risk Balance Sheet Relative to Peers

9 ONB is Building Capital Faster than Peers 1.3% 1.3% 1.2% 1.2% 1.1% 1.1% 1.1% 1.0% 1.0% 1.0% 1.0% 0.9% 0.9% 0.8% 0.8% 0.7% 0.7% HWC WTFC WBS COLB ONB FNB UMBF BOKF PNFP CADE WAL SNV FHN ASB ZION CMA VLY 16.9% 16.7% 15.6% 15.5% 15.4% 14.8% 14.7% 13.4% 13.3% 12.9% 12.8% 12.5% 11.8% 11.7% 11.5% 11.4% 5.9% WBS ONB HWC WTFC UMBF ZION FNB WAL CADE COLB SNV BOKF PNFP ASB CMA FHN VLY 14.1% 12.9% 11.4% 10.9% 10.5% 9.7% 9.1% 8.7% 7.9% 7.8% 6.5% 6.2% 6.1% 4.8% 3.6% 2.4% 0.6% WTFC UMBF HWC WBS PNFP ONB WAL FNB CADE ZION ASB FHN COLB BOKF SNV VLY CMA 59% 54% 51% 42% 40% 40% 40% 38% 34% 31% 29% 29% 25% 20% 19% 17% 13% COLB CMA VLY ASB CADE SNV FHN ZION FNB ONB BOKF WBS HWC WAL UMBF WTFC PNFP Source: S&P Capital IQ Pro and Company documents. Financial Data as of 3/31/2024 1 Core metrics, as defined by S&P Capital IQ Pro 2 Estimates as of 5/6/2024 3 Defined as Q1’ 24 ROATCE x (1- Q1 ‘24 dividend payout ratio) ROA - return on assets ROATCE - return on average tangible common equity E - estimated Equity Retention Rate32024E Payout Ratio2ROATCE1ROA1

10 $7.67 $7.62 $8.30 $8.37 $9.00 $10.35 $11.43 $11.70 $9.42 $11.00 $11.10 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q2024 Strong TBV Per Share Growth Glidepath TBV Per Share CAGR (%) ex. AOCI2 Old National KRX 3-Year 9.0% 8.9% (3.8)% Incl. AOCI 1.3% Incl. AOCI 5-Year 7.0% 7.0% 2.2% Incl. AOCI 3.5% Incl. AOCI 7-Year 6.3% 7.0% 2.3% Incl. AOCI 3.7% Incl. AOCI Source: S&P Capital IQ Pro and Company documents. 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation. 2 Data as of 12/31/2023 KRX “KBW” Nasdaq Regional Bank Index TBV - tangible book value AOCI - accumulated other comprehensive income CAGR - compund annual growth rate 2016 - 2021 CAGR of 7% $12.11 $13.52 Ex. AOCI1 $13.76

11 ONB has Dramatically Enhanced Franchise Value 2013 2024E $10 $54 $6 $291 $1.05 $1.84 $7.85 $12.18 67% 55% ~2,600 ~4,3003 169 2811,3 $42.7 $135.43,4 463k 4.7M $40,663 $74,910 Assets ($B) AUM ($B) Core EPS 2 TBV Per Share Efficiency Ratio Headcount Branches Deposits / Branch ($M)4 Avg MSA Pop. Median HHI Added Scale + $44B in assets + $35B in Deposits + $23B in AUM New Markets5 Added talent and management strength Source: S&P Capital IQ Pro and FactSet. 1 Data as of 3/31/2024 2 ONB historical core EPS per Wall Street Research 3 Proforma as of 3/31/2024 for acquisition of CapStar 4 Represents 2024 estimated deposits/current branches 5 Represents MSA data as of June 30, 2023 E - estimated per FactSet as of 3/31/2024 unless otherwise noted TBV - tangible book value HHI - household income Chicago ~$16B in Deposits #10 Mkt Share Minneapolis ~$4B in Deposits #9 Mkt Share Indianapolis ~$2B in Deposits #12 Mkt Share Milwaukee ~$1B in Deposits #11 Mkt Share Nashville ~$2B in Deposits #10 Mkt Share

Partnership with CapStar Financial Holdings, Inc.

Expanding Nashville Presence; Positioned for Growth in Highly Attractive Markets

Leverage ONB Capabilities in Growth Markets

- ✓ CapStar is a dynamic $3 billion asset bank with top 10 deposit market share in Nashville
- ✓ Meaningful expansion in growth markets
- ✓ ONB brings a larger balance sheet with greater capabilities and larger products suite to CapStar's clients
- ✓ ONB's deposit strength with growth opportunities and the ability to scale and expand throughout CapStar's current markets of operation

Financially Compelling

- ✓ Attractive financial metrics and disciplined pricing
  - 106% of tangible book value & 6.2x 2024E EPS with cost savings[1]
  - ~5% accretion to 2025 consensus GAAP EPS
  - ~1.8% TBV dilution at closing with an earnback < 2 years
  - Expected to be approximately neutral to pro forma capital at closing (~11% CET1 at closing)

Low Risk

- ✓ Highly compatible, relationship-based business philosophies & operating culture
- ✓ Similar credit underwriting culture
- ✓ CapStar cumulative NCOs since 2009 of < 3% vs U.S. Commercial Banks of ~13%[2]
- ✓ Retention of key market personnel
- ✓ ONB track record of successful partnerships and integrations


MN
WI
MI
IA
IL
IN
MO
KY
TN
NC
ONB
CSTR

Pro Forma Impact

~5% 2025 GAAP EPS Accretion	**<2 Yr TBV Earnback** w / interest rate marks + AOCI
~1.8% TBV Dilution w/ interest rate marks +AOCI	**Accretive to TBV** without interset rate marks + AOCI

[1] *Based on ONB closing price of $13.34 as of 10/25/2023* [2] *Aggregate industry data as compiled by S&P Capital IQ Pro E - estimate*
TBV - tangible book value CET1 - common equity Tier 1 NCOs - net charge-offs AOCI - accumulated other comprehensive income

OLD NATIONAL BANCORP | 12

13 Average Total Deposits $34.9 $37.2 $37.1 $23.4 $27.2 $27.8 $11.5 $10.0 $9.3 IB NIB 1Q23 4Q23 1Q24 % Peer-Leading Deposit Franchise Key Performance Drivers • Period end deposits up $464.2 million, or 5.0% annualized • Business checking and public funds showing normal seasonal outflow patterns • Total deposit growth of 8.0% YoY • Noninterest-bearing deposits represent 25% of core deposits • Cycle-to-date total deposit beta (2Q22-1Q24) of 38% (IB deposit beta of 50%) $ in billions IB - interest-bearing NIB - non-interest bearing YoY - Year-over-year Period End Total Deposits $34.9 $37.2 $37.7 $18.1 $19.1 $19.2 $13.2 $13.5 $13.8 $2.8 $3.6 $3.5 Retail Commercial Public Brokered 1Q23 4Q23 1Q24 Cost of IB 2.53% 1.09% 2.68% Total Average Cost of Deposits .12% .34% .72% 1.15% 1.61% 1.85% 2.01% 1.96% 2.01% 2.05% 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 Ja n. ‘2 4 Fe b. ‘2 4 M ar . ‘ 24 Quarter Month $0.8 $1.0 $1.2

Net Interest Income Outlook

Quarterly NII Outlook



$363
~ $390
~ $398
~ $404
1Q24 (Actual)
2Q24
3Q24
4Q24

Managing to Neutral Rate Risk Position

- 54% of loans are variable/floating-rate
- ~$4.7 billion fixed-rate loans and securities expected to reprice over NTM
- 32% of total deposits are exception priced at an average rate of 4.37%
- $5.3 billion of time deposits mature over NTM
- $2.7 billion of balance sheet hedges providing down-rate protection

2024 Net Interest Income Outlook Assumptions

- Fed cuts rates three times in 2H24 (July, September, December - 25bps each)
  - *Neutral balance sheet position provides NII stability if fewer rate cuts occur*
- 5-year Treasury at ~4.30%
- Late cycle deposit repricing and NIB migration causes total deposit beta to peak at ~40%; declining rate total deposit beta of ~25% by 4Q24
- NIB mix declines to ~23% by 4Q24
- Assumes CapStar acquisition accounting marks consistent with original model

$ in millions
FTE - Fully taxable equivalent NTM - Next twelve months NII - Net interest income NIB - Non-interesting bearing

OLD NATIONAL BANCORP | 14

Outlook (includes CapStar)[2]

	2Q24 Outlook	Full-Year 2024 Outlook
EOP loans *(Including HFS)*	up 5% - 7%, annualized, excl. CapStar	up 5% - 7%, excl. CapStar
Net interest income (FTE basis)[1]	~$390 million	~$1,555 million
Noninterest income[1]	~$85 million	~$335 million
Noninterest expense[1]	~$265 million	~$1,025 million
Net charge-off ratio	~0.15% - 0.20%	~0.15% - 0.20%
Provision for credit losses	~$20 million	~$80 - $85 million *(excl. CapStar day 1 non-PCD double count)*
Income Tax Rates		
GAAP	~22%	~22%
Adjusted FTE	~25%	~25%

$ in millions [1] Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Reflects CapStar closing on April 1, 2024 and preliminary acquisition accounting adjustments
FTE - Fully taxable equivalent HFS - held-for-sale YTD - year-to-date

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Financial Details Data as of March 31, 2024

Strong First-Quarter 2024 Highlights

	Reported	Adjusted[1]
EPS	$0.40	$0.45
Net Income	$116	$131
Return on Average Assets	0.98%	1.10%
Return on Average TCE[1]	14.9%	16.7%
Efficiency Ratio[1]	58.3%	53.4%
Tangible common book value[1]	$11.10	
Total Deposit Growth (annualized)	5.0%	
Total Cost of Deposits	201 bps	
Total Loan[2] Growth (annualized)	7.5%	

- Completed CapStar acquisition April 1, 2024
  - Strengthens our presence in Nashville and other high-growth markets

Key Performance Drivers

- Granular, peer-leading deposit franchise with growth in total deposits of 5.0% annualized and low total deposit costs of 201 bps
- Disciplined total loan[2] growth of 7.5% annualized
- Net interest income and margin performance in-line with expectations
- Includes pre-tax charges of $13 million for the distribution of excess legacy First Midwest pension plan assets, $3 million for FDIC special assessment, and $3 million of merger-related expenses
- Credit quality remains stable, NCOs of 14 bps; 7 bps excluding PCD loans
- TBV[1] up 11% YoY

$ in Millions, except per share data [1] Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Includes loans held-for-sale NCOs - net charge-offs PCD - purchased credit deteriorated TCE - tangible common equity TBV - tangible common book value AOCI - accumulated other comprehensive income YoY - Year-over-year CapStar - CapStar Financial Holdings, Inc.

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18 1Q24 4Q23 1Q23 % Change End of Period Balances 1Q24 vs. 4Q23 1Q24 vs. 1Q23 Available-for-sale securities, at fair value $6,792 $6,713 $6,687 1% 2% Held-to-maturity securities, at amortized cost $3,001 $3,013 $3,071 —% (2)% Total loans1 $33,643 $33,024 $31,822 2% 6% Total assets $49,535 $49,090 $47,842 1% 4% Total deposits $37,699 $37,235 $34,918 1% 8% Borrowings $5,331 $5,331 $6,740 —% (21)% Total liabilities $43,940 $43,527 $42,565 1% 3% Shareholders’ equity $5,595 $5,563 $5,277 1% 6% CET1 capital to RWA2 10.76% 10.70% 9.98% 1% 8% AOCI $(780) $(739) $(708) (6)% (10)% Tangible common book value3 $11.10 $11.00 $9.98 1% 11% Tangible common book value, excluding AOCI3 $13.76 $13.52 $12.41 2% 11% Loans / Deposits 89% 89% 91% —% (2)% Liquid, Well-Capitalized Balance Sheet $ in millions 1 Includes loans held-for-sale 2 1Q24 figures are preliminary 3 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation AOCI - accumulated other comprehensive income CET1 - common equity Tier 1 RWA - risk-weighted assets

19 $31,822 $33,024 $33,643 1Q23 4Q23 1Q24 6.07% % 6.06% Loan Yields Total Loans and Earning Assets Total loans1 • Disciplined growth of $619 million,+7.5% annualized from 4Q23 • Commercial growth of $635 million, +10.8% annualized • $1.1 billion total commercial production • 71% of commercial production is floating; avg yield of 8.1% • 29% of commercial production is fixed; avg yield of 6.7% • $2.7 billion total commercial pipeline Securities • Duration3 of 4.3, compared to 4.2 for 4Q23 • 1Q24 yield was 3.47% • New money yield of 5.61% • Estimated NTM cash flows4 of ~$1.3 billion • High-quality portfolio • 76% U.S. treasuries and agency-backed securities • 16% highly-rated municipal securities • 8% corporate and other • All CMBSs are agency-backed Earning Asset Mix Loans 75% Cash / Securities 25% Total Loans1 Up 6% YoY $ in millions 1 End of period balances; includes loans held-for-sale 2 Includes consumer and residential real estate loans 3 Available-for-sale effective duration including securities hedges 4 Cash flows include principal and interest NTM - Next 12 months CMBS - commercial mortgage-backed security 5.42% 1

First-Quarter 2024 Results

	1Q24	4Q23	1Q23	% Change 1Q24 vs. 4Q23	% Change 1Q24 vs. 1Q23
Net Interest Income (FTE)[1,2]	**$363**	$370	$387	(2%)	(6%)
Provision for credit losses	**19**	12	13	58%	46%
Adjusted noninterest income[1]	**78**	79	76	(1%)	3%
Gain on sale of Visa Class B restricted shares	**—**	22	—	N/M	N/M
Adjusted noninterest expense[1]	**243**	255	235	(5%)	3%
Distribution of excess pension assets	**13**	—	—	N/M	N/M
FDIC Special Assessment	**3**	19	—	N/M	N/M
Merger-related and other charges[3]	**3**	10	16	(70%)	(81%)
Income taxes (FTE)[1,2]	**39**	42	47	(7%)	(17%)
Net income	**$120**	$132	$147	(9%)	(18%)
Preferred Dividends	**4**	4	4	—%	—%
Net income applicable to common shares	**$116**	$128	$143	(9%)	(19%)
Net income applicable to common shares, adjusted[2]	**$131**	$135	$159	(3%)	(18%)
NIM (FTE)[1,2]	**3.28%**	3.39%	3.69%	(11) bps	(41) bps
Earnings per diluted share	**$0.40**	$0.44	$0.49	(9%)	(18%)
Adjusted earnings per diluted share[1]	**$0.45**	$0.46	$0.54	(2%)	(17%)
Return on average assets	**0.98%**	1.09%	1.25%	(11) bps	(27) bps
Adjusted return on average assets[1]	**1.10%**	1.14%	1.39%	(4) bps	(29) bps
Return on average tangible common equity[1]	**14.9%**	18.1%	21.0%	(320) bps	(610) bps
Adjusted return on average tangible common equity[1]	**16.7%**	19.0%	23.4%	(230) bps	(670) bps

$ in millions, except per-share data [1] Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Fully Taxable Equivalent Basis [3] Includes merger-related expenses and a contract termination charge N/M - not meaningful

OLD NATIONAL BANCORP | 20

21 $ in millions 1 Fully Taxable Equivalent Basis; Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation NIM - Net interest margin IB - interest-bearing NTM - Next 12 months 1 Net Interest Income $387 $370 $363 1Q23 4Q23 1Q24 NIM1% 3.28%3.39% 3.69% 1 Net Interest Income & Net Interest Margin1 Impacts on Net Interest Margin 3.39% 0.02% (0.01)% (0.10)% 3.28% 4Q23 Rate / volume mix Accretion IB Deposit Costs 1Q24 Key Performance Drivers • Net interest income1 decrease reflective of the rate environment • NIM1 decreased 11 bps vs. 4Q23 • Strong low-cost deposit franchise; total deposit costs of 201 bps and 8.0% growth YoY • Cycle to date total deposit beta of 38% (IB deposit beta of 50%) • Loan to deposit ratio of 89%

22 Noninterest Income $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Residential mortgage production includes quick home refinance product 1Q24 4Q23 1Q23 Bank Fees $28 $29 $27 Wealth Fees 28 28 27 Mortgage Fees 5 4 3 Capital Markets 3 5 7 Other 14 13 12 Adjusted Noninterest Income1 $78 $79 $76 Key Performance Drivers • Modest increases in mortgage, wealth and other income, offset by lower capital markets • 1Q24 mortgage activity • Production was $213 million2 ▪ 90% purchase / 10% refi ▪ 57% sold in secondary market • Quarter-end pipeline at $128 million

23 Noninterest Expense $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation Key Performance Drivers • Salaries & employee benefits lower due to performance-driven incentive accrual true-up in 4Q23, partly offset by payroll tax due to timing • Other expense down due to lower professional fees and higher amortization of tax credit investments in 4Q23 • Adjusted efficiency ratio1 of 53.4% 1Q24 4Q23 1Q23 Salary & Employee Benefits $135 $137 $126 Occupancy & Equipment 36 35 34 Technology & Communication 24 25 23 Other 48 58 51 Adjusted Noninterest Expense1 $243 $255 $234

24 Allowance for Credit Losses $339 $7 $5 $(5) $346 Allowance 12/31/23 Economic Forecast & Other Assumptions Loan Growth Unfunded Commitments Allowance 3/31/2024 1.03% Credit Quality Asset Quality 0.14% 0.22% 0.16% 0.74% 0.83% 0.98% 30+ Day Delinquency Non-Performing Loans 1Q23 4Q23 1Q24 $ in millions 1 Includes reserve for unfunded commitments 2 Excludes loans held-for-sale 2 Excludes acquisition of CapStar ACL - Allowance for credit losses PCD - purchased credit deteriorated Key Performance Drivers • Net charge-offs of 7 bps excluding 7 bps impact of PCD loans • Modest increase in NPLs and 30+ Day delinquency stable Key ACL Model Inputs • Unchanged 100% weighting toward Moody’s S-3 Scenario Purchase Accounting Impact3 • $75 million of discount remaining on acquired loans • 4% of allowance on the remaining $662 million of PCD loans ACL / Total Loans2 1.03% % 1 Net Charge-Offs 0.21% 0.12% 0.14% 0.05% 0.03% 0.07% ONB ONB, excluding PCD 1Q23 4Q23 1Q24

25 Conservative Lending Limit/Risk Grades $ in millions 1 Data as of 3/31/2024 Borrower Asset Quality Rating In-House Direct Lending Limit (Risk Grades) 0 - Investment Grade $100.0 1 - Minimal Grade $100.0 2 - Modest Grade $87.5 3 - Average Risk $75.0 4 - Monitor $60.0 5 - Weak Monitor $45.0 6 - Watch $25.0 Borrower Asset Quality Rating (Risk Grades) 7 - Criticized (Special Mention) 8 - Problem 9 - Nonaccrual In-house lending limits conservative relative to ONB’s legal lending limit1 of $696 million per borrower

CRE Non-Owner Occupied Details

CRE NOO - Office
4% of Total Loans



Suburban and other 2%
Central Business District <1%
$1.4 billion
Medical <1%
Credit Tenant 1%

CRE NOO Maturing <18 Mos.
Current Int. Rate



>4%
$2.8 billion
<4%

CRE NOO Maturing <18 Mos. Int. Rate <4%
~1% of Total Loans



Office
Other
$0.4 billion
Multifamily

Office CRE NOO Portfolio

- Granular portfolio and balanced across footprint
  - Average loan size of $3.0 million
  - CBD across 13 cities in our footprint
- Weighted Averages[2]
  - LTV of ~64%
  - DSC of ~1.20x
  - Occupancy of ~85%

Maturing CRE NOO Loans

- Manageable volume of loans subject to refinance risk
  - Predominantly multifamily; continues to experience stronger demand and rents
  - ~1% of total loans that are CRE non-owner occupied mature within 18 months at <4% rate
  - Loans underwritten at +300 bps over current market rates

As of 3/31/2024 [1] Includes loans held-for-sale [2] Based on review of top 80% of CRE non-owner occupied office portfolio
CBD - Central business district NOO - Non-owner occupied

OLD NATIONAL BANCORP | 26

27 Core Deposit Tenure 27% 25%21% 27% <5 years 5-15 years 15-25 years >25 years 73% >5 years Brokered Deposits/ Total Deposits 10.4% 3.2% 2.7% Peers - 4Q23 Peer Avg - 4Q23 ONB - 1Q24 ONB - 4Q23 Deposit Highlights • Insured deposits2 >70% of total deposits • Granular low-cost deposit franchise • Top 20 deposit clients represents ~6% of total deposits; weighted average tenure > 25 years; ~70% collateralized or insured • 80% of accounts have balances <$25k; average balance of ~$4,600 • Exception and special pricing • ~32% of total deposits • Weighted average rate of 4.37% Average Core Account Balance ONB Peer Average $0-$250k >$250k $16k $960k $26k $1.5mm 1 Granular, Long-Tenured Deposit Base $ in billions, unless otherwise stated As of 3/31/2024 1 Peer Group data per S&P Global Market Intelligence as of 12/31/2023 - See Appendix for definition of Peer Group 2 Includes the estimate of Old National Bank federally uninsured deposits for regulatory purposes, as adjusted for $1.7 billion of affiliate deposits and $4.7 billion of collateralized or otherwise insured deposits. k - thousand IB - interest-bearing mm - millions 11

28 Key Performance Drivers • Ratios increased as retained earnings more than offset strong loan growth • HTM securities pre-tax unrealized losses of $454 million (~$340 million net of tax) • No shares of common stock repurchased during 1Q24 • Strong capital position validated by internal stress testing • Expect AOCI to recover3 ~15% by 4Q24 • TBV2 up 11% YoY Strong Capital Position 1 1Q24 figures are preliminary 2 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 3 Based on implied forward curve at 3/31/2024 CET1 - common equity Tier 1 RWA - risk-weighted assets TCE - tangible common equity HTM - held-to-maturity AOCI - accumulated other comprehensive income TBV - tangible common book value 1Q241 4Q23 1Q23 CET1 capital to RWA 10.76% 10.70% 9.98% Tier 1 capital to RWA 11.40% 11.35% 10.64% Total capital to RWA 12.74% 12.64% 11.96% TCE to tangible assets2 6.86% 6.85% 6.37% TCE to tangible assets, excl. AOCI & unrealized losses on AFS securities2 8.35% 8.27% 7.79% Tangible common book value2 $11.10 $11.00 $9.98 Tangible common book value, excluding AOCI2 $13.76 $13.52 $12.41

Appendix Appendix

30 Accretion on acquired loans and borrowings • $5 million recognized in 1Q24 • $15 million contractual for remainder of 2024 Discount on acquired loan portfolio • $75 million remaining as of 3/31/2024 • $59 million related to First Midwest Contractual Accretion $15 $17 $14 2Q-4Q 2024 2025 2026 Projected Remaining Loan Discount $65 $53 $44 12/31/24 12/31/25 12/31/26 $ in millions 1 Projections are updated quarterly, assume no prepayments, and are subject to change 2 Accretion on acquired loans and borrowings 1,2 1 Projected Acquisition Accounting Impact (excludes acquisition of CapStar Financial Holdings, Inc.)

31 Position or Salary Target Ownership Guidelines Chief Executive Officer 5X salary in stock or 200,000 shares Chief Operating Officer 4X salary in stock or 100,000 shares Salary equal to or greater than $250,000 3X salary in stock or 50,000 shares • Stock ownership guidelines have been established for executive officers as follows: Commitment to Strong Corporate Governance • As indicated in Old National’s Proxy Statement filed April 5, 2024, each named executive officer has met their stock ownership requirement

32 Commitment to Excellence

33 Old National’s 2023 Environmental, Social and Governance (“ESG”) Report showcases our commitment to: • Strong risk management and corporate governance principles • Putting our clients at the center of all we do • Investing in our team members • Diversity, equity and inclusion • Strengthening our communities • Sustainability To view ONB’s ESG Report and Sustainability Accounting Standards Board (“SASB”) Index, go to oldnational.com/esg Commitment to Corporate Social Responsibility

34 ESG At A Glance - 2023

35 • Tied to long-term shareholder value 2023 Executive Compensation TSR - total shareholder return ROATCE - return on average tangible common equity NEO - Named executive officers KRX - “KBW” Nasdaq Regional Bank Index Short-Term Incentive Compensation Performance Measure Weight Adjusted EPS 100% Pre-determined formulaic modifiers for relative deposit cost and deposit growth versus banks in the KRX Index Long-Term Equity Compensation Performance Measure Weight Performance-based (50% TSR & 50% ROATCE) CEO 60% All other NEO’s 50% Service-based CEO 40% All other NEO’s 50%

Board of Directors and Corporate Governance

Tenure[1]



0-5 years
6-10 years
> 10 years
20%
33%
47%

93%	Independent	**47%**	Racial minority and gender diversity
80%	Other public company experience	**Lead Independent Director**	Since 2016, Rebecca Skillman has served as Lead Independent Director
Annual Election	Elected each year for one-year term	**Stock Ownership**	Robust ownership guidelines
Director Education	Comprehensive director education throughout the year	**Self-assessment**	Annual board and committee assessments

Diversity in backgrounds, education, professional experiences, gender, minority status and perspectives

Barbara A. Boigegrain
Former CEO of Wespath Benefits and Investments
Formerly with Towers Perrin (merged to form Willis Towers Watson, NASDAQ)

Thomas L. Brown
Former Senior Vice President/CFO of RLI Corp. (NYSE) and Partner of PricewaterhouseCoopers LLP

Kathryn J. Hayley
Former Executive Vice President of United Healthcare (NYSE) CEO of Aon Consulting Worldwide and Aon Hewitt Consulting Americas, and Partner of Deloitte Consulting LLP

Peter J. Henseler
Chairman of TOMY International
Formerly with RC2 Corporation (NASDAQ), McDonald's Corporation and Hasbro, Inc.

Daniel S. Hermann
Founding Partner of Lechwe Holdings, LLC
Founder of AmeriQual Group, LLC

Ryan C. Kitchell
Chairman of the Indiana Governor's Workforce Cabinet
Former EVP & CFO of Indiana University Health

Austin M. Ramirez
President and CEO of HUSCO International
Formerly with McKinsey & Company

Ellen A. Rudnick
Senior Advisor, University of Chicago Booth School of Business
Former Vice President of Baxter International, Inc. (NYSE)

James C. Ryan, III
Chairman and CEO of Old National Bancorp

Thomas E. Salmon
Former Chairman and CEO of Berry Global Group, Inc. (NYSE)

Rebecca S. Skillman
Lead Independent Director
Former Chairperson of Radius Indiana
Former Lieutenant Governor of the State of Indiana

Michael J. Small
Chairman of Kognitive Networks, Inc.
Former President and CEO, Gogo, Inc. (NASDAQ)

Derrick J. Stewart
Executive Vice President and COO of the YMCA Retirement Fund
Former President and CEO of YMCA of Greater Indianapolis

Stephen C. Van Arsdell
Former Senior Partner, Chairman & CEO of Deloitte & Touche LLP

Katherine E. White
Brigadier General, U.S. Army National Guard
Professor of Law, Wayne State University Law School

[1] *Includes tenure from First Midwest Bancorp, Inc.*

OLD NATIONAL BANCORP | 36

Non-GAAP Reconciliation

	1Q24	4Q23	1Q23
Net interest income	$356.5	$364.4	$381.6
FTE Adjustment	6.3	6.1	5.6
Net interest income (FTE)	$362.7	$370.5	$387.2
Add: Fee income	77.5	100.1	70.7
Total revenue (FTE)	$440.2	$470.6	$457.9
Less: Provision for credit losses	(18.9)	(11.6)	(13.4)
Less: Noninterest expense	(262.3)	(284.2)	(250.7)
Income before income taxes	$159.0	$174.8	$193.8
Less: Income taxes (FTE)	38.7	42.3	47.1
Net income	**$120.3**	**$132.5**	**$146.7**
Less: Preferred dividends	(4.0)	(4.0)	(4.0)
Net income applicable to common shares	**$116.3**	**$128.5**	**$142.7**
Earnings Per Share	**$0.40**	**$0.44**	**$0.49**
Adjustments:			
Distribution of excess pension assets	$13.3	$0.0	$0.0
FDIC Special Assessment	3.0	19.1	0.0
Merger-related charges	2.9	5.4	14.6
Gain on sale of Visa Class B restricted shares	0.0	(21.6)	0.0
Contract termination charges	0.0	4.4	0.0
Debt securities losses	0.0	0.8	5.2
Property optimization charges	0.0	0.0	1.3
Total adjustments	19.2	8.1	21.1
Less: Tax effect on net total adjustments[1]	(4.7)	(2.0)	(4.6)
Total adjustments, net of tax	$14.5	$6.1	$16.5
Net income applicable to common shares, adjusted	**$130.8**	**$134.6**	**$159.2**
Adjusted Earnings Per Diluted Share	**$0.45**	**$0.46**	**$0.54**

$ in millions, except per share data [1] *Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)*

OLD NATIONAL BANCORP | 37

38 1Q24 4Q23 1Q23 Noninterest income $77.5 $100.1 $70.7 Less: Debt securities losses 0.0 0.8 5.2 Less: Gain on sale of Visa Class B restricted shares 0.0 (21.6) 0.0 Adjusted noninterest income $77.5 $79.3 $75.9 Noninterest expense $262.3 $284.2 $250.7 Less: Distribution of excess pension assets (13.3) 0.0 0.0 Less: FDIC Special Assessment (3.0) (19.1) 0.0 Less: Merger-related charges (2.9) (5.4) (20.3) Less: Contract termination charges 0.0 (4.4) 0.0 Less: Property optimization charges 0.0 0.0 (1.3) Adjusted noninterest expense $243.1 $255.3 $229.1 Non-GAAP Reconciliation $ in millions

Non-GAAP Reconciliation

	1Q24	4Q23	1Q23
Noninterest Expense	$262.3	$284.2	$250.7
Less: Intangible amortization	(5.5)	(5.9)	(6.2)
Noninterest expense, excluding intangible amortization	256.8	278.3	244.5
Adjustments:			
Less: Distribution of excess pension assets	(13.3)	0.0	0.0
Less: FDIC Special Assessment	(3.0)	(19.1)	0.0
Less: Merger-related charges	(2.9)	(5.4)	(20.3)
Less: Contract termination charges	0.0	(4.4)	0.0
Less: Property optimization charges	0.0	0.0	(1.3)
Less: Amortization of tax credits investments	(2.7)	(7.2)	(2.8)
Adjusted noninterest expense for eff. ratio	**$234.9**	**$242.2**	**$220.1**
Net interest income	$356.4	$364.2	$381.6
Add: FTE adjustment	6.3	6.2	5.6
Net interest income (FTE)	$362.7	$370.4	$387.2
Noninterest income	77.5	100.1	70.7
Total revenue (FTE)	$440.2	$470.5	$457.9
Less: Debt securities losses	0.0	0.8	5.2
Total revenue, excluding debt securities losses	440.2	471.3	463.1
Adjustments:			
Less: Gain on sale of Visa Class B restricted shares	0.0	-21.6	0.0
Adjusted total revenue	**$440.2**	**$449.7**	**$463.1**
Efficiency Ratio	**58.3%**	**59.0%**	**52.8%**
Adjusted Efficiency Ratio	**53.4%**	**53.8%**	**48.8%**
Net interest income	$356.5	$364.2	$381.6
FTE adjustment	6.3	6.2	5.6
Net interest income (FTE)	$362.8	$370.4	$387.2
Average earnings assets	$44,175.1	$43,701.3	$41,941.9
Net interest margin	3.23%	3.34%	3.64%
Net interest margin (FTE)	**3.28%**	**3.39%**	**3.69%**

$ in millions

OLD NATIONAL BANCORP | 39

40 1Q24 4Q23 1Q23 Net income applicable to common shares $116.3 $128.5 $142.7 Add: Intangibles amortization, net of tax 4.1 4.4 4.6 Tangible net income applicable to common shares $120.4 $132.9 $147.3 Total adjustments, net of tax $14.5 $6.1 $16.5 Adjusted net income applicable to common shares, excluding intangibles amortization $134.9 $139.0 $163.8 Average GAAP shareholders’ common equity $5,321.8 $5,037.8 $4,922.5 Less: Average goodwill and other intangible assets (2,098.3) (2,103.9) (2,122.2) Average tangible shareholders’ common equity $3,223.5 $2,933.9 $2,800.3 Return on average tangible shareholders’ common equity 14.9% 18.1% 21.0% Adjusted return on average tangible common equity 16.7% 19.0% 23.4% Net income $120.3 $132.4 $146.7 Total adjustments, net of tax 14.5 6.1 16.5 Adjusted Net Income $134.8 $138.5 $163.2 Average Assets $49,185.9 $48,840.2 $46,982.5 Return on average assets 0.98% 1.09% 1.25% Adjusted return on average assets 1.10% 1.14% 1.39% Non-GAAP Reconciliation $ in millions

41 1Q24 4Q23 1Q23 Shareholders' equity $5,595.4 $5,562.9 $5,277.4 Less: Preferred equity (243.7) (243.7) (243.7) Shareholders' common equity 5,351.7 5,319.2 5,033.7 Less: Goodwill and other intangible assets (2,095.5) (2,101.0) (2,118.9) Tangible shareholders' common equity 3,256.2 3,218.2 2,914.8 Less: AOCI 779.6 738.8 708.4 Tangible shareholders' common equity, excl. AOCI $4,035.8 $3,957.0 $3,623.2 Common shares outstanding 293.3 292.7 291.9 Tangible common book value $11.10 $11.00 $9.98 Tangible common book value, excluding AOCI $13.76 $13.52 $12.41 Total assets $49,534.9 $49,089.8 $47,842.0 Less: Goodwill and other intangible assets (2,095.5) (2,101.0) (2,118.9) Tangible assets 47,439.4 46,988.8 45,723.1 Less: unrealized losses on AFS securities 914.2 869.5 814.5 Tangible assets, excluding unrealized losses on AFS securities $48,353.6 $47,858.3 $46,537.6 Tangible shareholders’ common equity to tangible assets 6.86% 6.85% 6.37% Tangible shareholders’ common equity to tangible assets, excluding AOCI and unrealized losses on AFS securities 8.35% 8.27% 7.79% Non-GAAP Reconciliation $ in millions

42 Associated Banc-Corp ASB BOK Financial Corporation BOKF Cadence Bancorporation CADE Columbia Banking System, Inc. COLB Comerica Incorporated CMA F.N.B. Corporation FNB First Horizon Corporation FHN Hancock Whitney Corporation HWC Pinnacle Financial Partners, Inc. PNFP Synovus Financial SNV UMB Financial Corporation UMBF Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Wintrust Financial Corporation WTFC Zions Bancorporation ZION Like-size, publicly-traded financial services companies, serving comparable demographics with comparable services as Old National Bancorp 2024 Peer Group

43 Additional information can be found on the Investor Relations web pages at www.oldnational.com Investor Inquiries: Lynell J. Durchholz, CPA SVP - Director of Investor Relations 812-464-1366 lynell.durchholz@oldnational.com Old National Investor Relations Contact